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                                                                    EXHIBIT 10.3

                                                                       No. 19024

                                ROYALTY AGREEMENT

Parties:          Utah State Land Board - "State."

                  Dix R. Turnbow - 50%, N.G. Morgan, Sr. - 25%, and Virgil V. Peterson - 25%, "Lessees."

Date:             September 1, 1962

                  WHEREAS, Lessees wish to extract and recover salts and salt products, or products manufactured from salts, excluding production of Magnesium Chloride and its derivatives, from Great Salt Lake, and is entering into a lease of even date for such purpose.

     1. As used herein, the word "salts" means sodium chloride and all other salts, salt products, or products manufactured from salts, except Magnesium Chloride and derivatives, extracted from Great Salt Lake, and it means and includes other substances extracted from said waters, sodium chloride produced or derived from other sources.

     The word "dry" used in conjunction with the word "salts" means actual weight of salt calculated to a moisture-free basis. Methods of sampling. testing and calculating moisture-free weight shall conform to methods prescribed by Ass'n of Official Agricultural Chemists and approved by State. "Ton" means 2000 lbs avoirdupois.

     "Shipped by Lessees" means "shipped, used or consumed in a manufacturing process, or sold or disposed of by Lessees.

     2. During term of agreement Lessees have continuing right to appropriate, remove and divert water of and from Great Salt Lake for purpose of extracting salts; provided agreement shall not be construed to relieve Lessees from full compliance with Title 73, Utah Code Annotated, 1963, relative to diversion of waters of State of Utah, where such is applicable.

     3. Lessees shall pay royalty to State when and as herein provided. Royalty on gross value at point of shipment of any and all extracted products sold or used, except KC1 which shall be not lest than 9%, shall be: 1.6% for first 3 years; 2.0% for next 5 years; and then increase at a rate of 0.2 of 1% per year until it reaches maximum of 3%. In any event, royalty shall be not less than 30 cents/ton for KC1, 10 cents/ton for Na2SO4, 10 cents/ton for sodium chloride, 40 cents/ton for chlorine.

     4. Within 60 days after close of each calendar quarter, Lessees to file with State a certificate specifying number of tons of dry salts shipped during such quarters, and pay State appropriate royalty.

     5. State or its agents have right at reasonable times to inspect books and records of Lessees as they pertain to number of tons shipped and computations relating to moisture content.

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     6. Lessees have continuing right to construct and maintain ditches, flumes, etc. where they deem essential for transporting waters of Lake to evaporating ponds. After installation of any ditches, flumes, etc. Lessees to file with State a plat or map showing exact location, size and dimensions. Any residue brines to be returned to the Lake.

     7. Terms of agreement 16 years from September 1, 1962, ending August 31, 1979 and thereafter so long as salts are removed from premises and/or from Lake brines, and State receives a minimum royalty of not less than $10,000 per year, unless sooner terminated as in this paragraph. This agreement may be terminated by Lessees on the last day of any calendar year by written notice to State of intention at least 6 months prior to date specified in said notice. Coincidental with termination date, Lessees to cease extraction of salts from waters of the Lake unless and until it shall have once more entered into an agreement therefor with the State. In event Lessees fail to pay all monies due the State under terms of this agreement or violate any other term or condition, and within 60 days after written notice of such by State to Lessees, Lessees fail to make payment or correct default, then State may terminate agreement by written notice to Lessees not less than 30 days prior to date specified in notice. Coincidental with termination Lessees shall cease extraction of salt from waters of the Lake unless and until it has once more entered into an agreement with State and has cured any and all defaults.

     8. In event any other person or company enters into an agreement with State requiring them to pay monies to State for extraction of salts from Lake in amounts which, when computed on dry basis shipped, is less than the royalty stated in Item No. 3, then from the 1st day of the next calendar quarter after date of such other agreement and while such other agreement remains in effect, this agreement shall be deemed to be automatically amended so that Lessees pay an equivalent amount. In event State enters into an agreement with a third party providing for a royalty less than above for crude salts shipped outside the State, then this agreement is automatically amended so Lessees pay a like amount.

     9. Any notice to be given by State to Lessees shall be deemed to have been served when served personally on any individual or when mailed, registered mail postage prepaid to Lessees at principal office of Lessees.

     Any notice to be given by Lessees by State shall be deemed to have been served when served personally on the Director of Utah State Land Board, or successor board, commission or agency of State, or when mailed registered mail postage prepaid addressed to Director, Utah State Land Board, or successor board, etc.

     10. Neither party is liable to the other for loss or damage nor is either party considered in default if performance is delayed or prevented due to acts of God, war, revolution, etc., or by any acts, laws, regulations, etc. of U.S. Government, fires, explosions, cyclones, floods, strikes, embargoes, failure of transportation or sources of supply, etc.

     11. Lessees' benefits and its liabilities binding on its successors and assigns. State's benefits and its liabilities binding on all boards, commissions and agencies of the State, including Utah State Land Board and all successor boards, etc.

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     12. State reserves a lien on all unshipped salts for royalties due hereunder and for such royalties as may be hereafter due from any unshipped salts.

     13. Lessees understand that there is a previous lease for extraction of Magnesium Chloride and derivatives with Bonneville-on-the-Hill Company and Lessees agree to hold State harmless against any claims of Bonneville-on-the-Hill pursuant to their lease.

                                         Utah State Land Board

                                         Max G. Gardner, Director

Dix R. Turnbow
N.G. Morgan, Sr.
Virgil V. Peterson

                                        3
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                                                                       No. 19024

                                 LEASE AGREEMENT

Parties:   Utah State Land Board - "State."

           Dix R. Turnbow - 50%, N.G. Morgan - 25%, and Virgil V.
           Peterson, 25% - "Lessees."

Date:      September 1, 1962

     WHEREAS, State is entering into an Agreement with Lessees for payment of royalty on salts and salt products extracted from waters of Great Salt Lake, excluding Magnesium Chloride and its derivatives, referred to as "Royalty Contract;" and

     WHEREAS, Lessees desire to use premises of the State for extraction and recovery of such salts, etc., excluding Magnesium Chloride and derivatives, which premise State is authorized by law to lease:

     1. Agreed State leases to Lessees land (see lease) in Box Elder County,
Utah:

                 14,380.66 acres m/1 - unsurveyed - in Twp. 6
                 North, Range 6 West, and 6,400 acres m/1 - unsurveyed - in Twp. 6 North, Range 4 West and
                 Twp. 6 North, Range 5 West.
                 Total leased 20,780.56 acres

     2. Lessees agree to pay rental of fifty cents (50(cent)) per acre per annum, in advance on January 2nd of each year, except first year paid on application for lease. State may adjust rentals at end of first 25 years if it sees fit. All rentals paid to be credited against royalties, if any, which may accrue during year in which rentals are paid. Minimum rental of $10,000 per annum whether or not Lessees surrender or contract a portion of the lands under lease.

     3. Lessees have right to use premises for production or manufacture of salts and salt products, and manufacture of salt production of Magnesium Chloride and its derivatives.

     4. Lease for term of 49 years commencing 9-1-62 and ending 8-31-2011, or upon termination of Royalty Agreement dated 9-1-62, whichever is sooner.

     5. Lease is subject to law and to rules and regulations of Utah State Land Board and to rules and regulations hereafter promulgated by the State.

     6. Lease may not be assigned, mortgaged, encumbered or disposed of in whole or in part without consent of the State.

     7. State has right to enter premises at all reasonable times to inspect workings thereon.

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     8. Agreed lease is issued only under such title as the State now holds, and in event the State is divested of title, State is not liable for damage sustained by Lessee, nor is Lessee entitled to any refund of rents or royalties heretofore paid.

     9. Agreed that State reserves right to grant easements over and on the lands for installation and maintenance of roads, power lines, pipe lines, etc., and Lessees are not entitled to compensation for loss of land due to granting such easements. State reserves any and all existing easements and Lessees agree to use premises in such a manner. State reserves right to grant additional leases for other purposes providing they do not conflict with use of lands by Lessees.

                                         State of Utah - State Land Board
                                                  Max C. Gardner

                                                     Director

Dix R. Turnbow
N.G. Morgan, Sr.
Virgil V. Peterson

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                             SUPPLEMENTAL AGREEMENT

Parties:     Virgil V. Peterson, et al. - Nonoperators

             Lithium Corporation - Operator

Date:        October 1, 1963

     Concurrent with execution of this Agreement, parties are entering into an agreement dated 10-1-63 relating to State of Utah Leases Nos. 19024 and 19059 and State of Utah Royalty Agreement No. 19024, and

     WHEREAS, on January 8, 1962, Peterson filed in office of Utah State Engineer his Application to Appropriate Water (No. 34020) - approved by State Engineer Feb. 28, 1963, and

     WHEREAS, on July 16, 1963, Peterson filed Application to Appropriate Water (No. 35428) on which action is pending:

     Parties agree:

     1. Peterson represents and declares that said water applications were filed for use and benefit of Nonoperators and their successors. Peterson agrees that he will, upon request of owners, transfer and assign all rights under such water applications.

     2. Parties recognize and agree that water applications and rights thereunder are intended to be subject to Agreement of 10-1-63, and said water applications and rights are included in the term "Property" as used in Agreement of 10-1-63, as fully as if specifically referred to and identified therein. Parties agree that all rights and obligations of both parties under Agreement of 10-1-63 shall extend to and apply to each of said water applications and all rights thereunder.

                             /s/ Virgil V. Peterson

E.L. Bondy                   Lithium corporation

                             /s/      F. F. C.

                             Dix R. Turnbow

                             N.G. Morgan, Sr.
                             Virgil Peterson

                             Morgan-Peterson Enterprises
                                      N.G. Morgan, Sr.

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                                                                           19024

                           L E A S E   A G R E E M E N T

                  THIS AGREEMENT, made and entered into at Salt Lake City, Utah, by and between the UTAH STATE LAND BOARD, acting in behalf of the STATE OF UTAH, hereinafter referred to as the "STATE," and DIX R. TURNBOW - 50% interest, N.G. MORGAN - 25% interest, and VIRGIL V. PETERSON - 25% interest, having their principal place of business at Salt Lake City, Utah, hereinafter referred to as "LESSEES."

                              W I T N E S S E T H :

               WHEREAS, by instrument of even date herewith the STATE is entering into an agreement with the LESSEES for the payment of royalty on salts, and salt products extracted and recovered by LESSEES from the waters of the Great Salt Lake, excluding the production of Magnesium Chloride and its derivatives, herein referred to as "Royalty Contract," and

               WHEREAS, LESSEES desire to use premises of the STATE for or in connection with the extraction and recovery of such salts, salt products, or salt products manufactured therefrom, excluding the production of Magnesium Chloride and its derivatives, and the STATE has premises suitable for such purposes which it is authorized by law to lease;

               NOW, THEREFORE, it is agreed at follows:

               1. The STATE does hereby lease to the LESSEES the following described tracts of land situated in Box Elder County, State of Utah:

               UNSURVEYED LANDS:

                    Commencing at a point where the meander line of Great Salt
               Lake intersects or meets the east line of Section 36, T. 6 N., R. 6 W., SLM, running thence S.3/4mi m/1 to the proposed southeast corner of Section

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     36, being a township corner, thence W. 5 mi. m/1, N. 1-1/4 mi. m/1, W. 1
     mi. m/1, N.3/4mi m/1, E. 1 mi. m/1, N. 4 mi. m/1, E. 2-7/8 mi. m/1 to a
     point where the meander line of Great Salt Lake intersects the north line of Section 3, T. 6 N., R. 6 W., SLM, thence southerly along said meander line 3-1/2 mi. m/1 to the north boundary of the north segment of Lake Crystal Salt Company lease ML 1623, then westerly along the north boundary to the northwest corner of said lease, thence south along the west boundary to the southwest corner of said lease, thence south 2376' m/1 to the north boundary of the south segment of Mineral Lease 01623, thence west 7245' m/1 to the proposed west boundary of Section 27, T. 6 N., R. 6 W., SLM, thence south along said west boundary 1526' m/1 to the north property line of the Southern Pacific Company, thence easterly along said property line 2-1/2 miles m/1 to the meander line of Great Salt Lake, thence southeasterly along said meander line to point of beginning, which when surveyed will probably be described as:

     Township 6 North, Range 6 West, SLM
     ------------------------------------
             Sec.    3 - Part, Unsur.             Sec.    22 - All
             Sec.    4 - All                      Sec.    23 - Part
             Sec.    5 - All                      Sec.    25 - Part
             Sec.    8 - All                      Sec.    26 - Part
             Sec.    9 - All                      Sec.    27 - Part
             Sec.   10 - Part, Unsur.             Sec.    28 - All
             Sec.   11 - Part, Unsur.             Sec.    29 - All
             Sec.   14 - Part, Unsur.             Sec.    30 - N1/2, N1/2S1/2
             Sec.   15 - All                      Sec.    32 - All
             Sec.   16 - All                      Sec.    33 - All
             Sec.   17 - All                      Sec.    34 - All
             Sec.   20 - All                      Sec.    35 - All
             Sec.   21 - All                      Sec.    36 - Part, Unsur.

                                                Containing 14,380.56 acres m/1

     ALSO UNSURVEYED LANDS:

          Commencing at a point where the meander line of Great Salt Lake joins or intersects the south boundary of Section 15, Township 6 N., R. 5 W., SLM, running thence northerly 2-1/2 mi., m/1, to the center line of Sec. 2,
     T. 6 N., R. 5 W., SLM, thence E. 1-3/4 mi. m/1, to the proposed west boundary northwest corner when surveyed of section 7, T. 6 N., R. & W., SLM, thence E. 1-1/2 mi. m/1, S. 2 mi. m/1, E.1/2mi. m/1, S. 1 mi. m/1, W.
     2 mi. m/1 to the proposed SW corner when surveyed of Sec. 19, T. 6 N., R. 4 W., SLM, thence N.3/4mi. m/1 to the proposed northeast corner, when surveyed of Section 24, T. 6 N., R. 5 W., SLM, thence W. 2-3/4 mi. m/1, to point of beginning, which when surveyed will probably be described as:

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
    Township 6 North, Range 4 West          Township 6 North, Range 5 West
    ------------------------------          ------------------------------
        Sec.    7 - All                     Sec.    1 - S1/2
        Sec.    8 - W1/2                    Sec.    2 - S1/2 of unsur. part
        Sec.   17 - W1/2                    Sec.   10 - Part, unsur.
        Sec.   18 - All                     Sec.   11 - Part, unsur.
        Sec.   19 - Part                    Sec.   12 - All
        Sec.   20 - Part                    Sec.   13 - All
                                            Sec.   14 - All
                                            Sec.   15 - Part, unsur.

                          Containing 6,400.00 acres m/1

                     TOTAL for lease - 20,780.56 acres m/1

     2. LESSEES agree during the term hereof, as rental for land covered by this lease, to pay the sum of fifty cents ($0.50) per acre per annum, all such payments of rentals to be made in advance on the second day of January of each year except the rental for the year in which the lease is issued, which is payable on the application for this lease. The STATE may adjust lease rentals at the end of the direct twenty-five years as it shall see fit in the best interest of the STATE. All rentals paid hereunder shall be credited against the royalties, if any, which may accrue on production during the year for which such rentals are paid. There shall be a minimum rental hereunder of Ten Thousand Dollars ($10,000.00) per annum whether or not LESSEES shall surrender or contract a portion of the area of lands under lease.

     3. LESSEES shall have the right to use the leased premises for the production manufacture of salts and salt products, and manufacture of salt products exclusive of the production of Magnesium Chloride and its derivatives.

     4. This lease agreement shall be for a term of Forty-Nine (49) years Commencing at of September 1, 1962, and ending August 31, 2011, or upon termination of the Royalty Agreement between the parties dated September 1, 1962, whichever is sooner.

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     5. This Lease is made subject to law and to the rules and regulations of the Utah State Land Board and to such rules and regulations as may be hereafter promulgated by the STATE.

     6. This Lease shall not be assigned, mortgaged, or otherwise encumbered or disposed of in whole or in part without the consent of the STATE.

     7. The STATE or its officers or agents shall have the right to enter upon the leased premises at all reasonable times to inspect the workings thereon.

     8. It is mutually understood and agreed that this Lease is issued only under such title as the State of Utah may now hold, and that in the event the STATE is hereafter divested of such title, the STATE shall not be liable for any damage sustained by the LESSEE, nor shall the LESSEE be entitled to or claim any refund of rentals or royalties or other moneys theretofore paid to the LESSOR.

     9. It is understood and agreed that the STATE reserves the right to grant and convey easements over and upon the lends hereby leased for the installation and maintenance of roads, power lines, pipe lines or other facilities, and LESSEES shall not be entitled to any compensation for loss of lands due to the granting of such easements. The STATE also reserves any and all existing easements over and upon the leased premises, and LESSEES agree to use the leased premises in such a manner. The STATE also reserves the right to grant additional leases on the above described lands for other purposes, providing such leases would not conflict with the use of the lands by the LESSEES hereunder.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the first day of September 1962.

                                     STATE OF UTAH - STATE LAND BOARD

                                     By
                                        ----------------------------------
                                         Max C. Gardner, Director

LESSEES:

---------------------------
Dix R. Turnbow

---------------------------
N. G. Morgan, Sr.

---------------------------
Virgil V. Peterson